EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Express Company Announces Pricing Terms of Note Exchange Offers

NEW YORK, November 27, 2012 -- American Express Company announced today the pricing terms of its previously announced private offers to exchange (i) any and all of its outstanding 8.125% Senior Notes due 2019 for its new Senior Notes due December 2, 2022 and cash and (ii) any and all of its outstanding 8.150% Senior Notes due 2038 for its new Senior Notes due December 3, 2042 and cash.  The pricing terms were determined as of the price determination date, which was 2:00 p.m., New York City time, on November 27, 2012, in accordance with the terms set out in the confidential offering circular for the exchange offers, dated November 13, 2012, and the related letter of transmittal.

The interest rate on the new 2022 notes will be 2.650%. The “New 2022 Issue Yield” (as defined in the confidential offering circular) on the new 2022 notes will be 2.697% and the “New 2022 Notes Value” (as defined in the confidential offering circular) of the new 2022 notes will be $1,145.29.  These amounts were determined by reference to the bid-side yield on the 1.625% U.S. Treasury due November 15, 2022 as of the price determination date, which was 1.647%.

The interest rate on the new 2042 notes will be 4.050%. The “New 2042 Issue Yield” (as defined in the confidential offering circular) on the new 2042 notes will be 4.086% and the “New 2042 Notes Value” (as defined in the confidential offering circular) of the new 2042 notes will be $1,341.64.  These amounts were determined by reference to the bid-side yield on the 2.75% U.S. Treasury due August 15, 2042 as of the price determination date, which was 2.786%.

The total exchange price to be received in each exchange offer for each $1,000 principal amount of the relevant series of old notes validly tendered, and not validly withdrawn, at or prior to the early participation date (5:00 p.m., New York City time, on November 27, 2012), is set forth in the table below.  Each total exchange price includes the early exchange premium of $30.00 per $1,000 principal amount of the relevant series of old notes validly tendered, and not validly withdrawn, at or prior to the early participation date.  The total exchange price for each exchange offer has been determined in accordance with the procedures set forth in the confidential offering circular.  Holders of old notes that validly tender old notes after the early participation date and whose old notes are accepted in the applicable exchange offer will receive the exchange price, which is the total exchange price less the early exchange premium.

The table below shows, among other things, the total exchange price and exchange price per $1,000 principal amount of each series of old notes accepted in the exchange offers:

CUSIP Number	Title of Old Notes	Principal Amount Outstanding	Reference UST Yield	Fixed Spread (basis points)	Exchange Price	Early Exchange Premium	Total Exchange Price
025816BB4	8.125% Senior Notes due 2019	$1,750,000,000	1.647%	+ 15	$1,354.53	$30.00	$1,384.53
025816AZ2	8.150% Senior Notes due 2038	$1,000,000,000	2.786%	+ 105	$1,664.39	$30.00	$1,694.39

The total exchange price for the 2019 notes exchange offer will be paid in the following manner:

•	$1,150.00 principal amount of new 2022 notes; plus

•	$239.24 in cash (which is equal to (a) the total exchange price for the 2019 notes exchange offer minus (b) the New 2022 Notes Value).

The exchange price for the 2019 notes exchange offer will be paid in the following manner:

•	$1,150.00 principal amount of new 2022 notes; plus

•	$209.24 in cash (which is equal to (a) the exchange price for the 2019 notes exchange offer minus (b) the New 2022 Notes Value).

The total exchange price for the 2038 notes exchange offer will be paid in the following manner:

•	$1,350.00 principal amount of new 2042 notes; plus

•	$352.75 in cash (which is equal to (a) the total exchange price for the 2038 notes exchange offer minus (b) the New 2042 Notes Value).

The exchange price for the 2038 notes exchange offer will be paid in the following manner:

•	$1,350.00 principal amount of new 2042 notes; plus

•	$322.75 in cash (which is equal to (a) the exchange price for the 2038 notes exchange offer minus (b) the New 2042 Notes Value).

In addition to the applicable total exchange price or exchange price, holders whose old notes are accepted for exchange will be paid accrued and unpaid interest on such old notes to but not including the applicable settlement date.  In the case of old notes exchanged on the final settlement date, this amount will be reduced to reflect embedded interest on the new notes as described in the confidential offering circular.

The exchange offers will expire at the expiration date, which will be 11:59 p.m., New York City time, on December 11, 2012, unless extended or earlier terminated by American Express.

The early settlement date is expected to be December 3, 2012 and will apply to all old notes validly tendered and accepted for exchange pursuant to the terms and conditions of the applicable exchange offer as of the early participation date.  The final settlement date is expected to be December 13, 2012 and will apply to all old notes validly tendered and accepted for exchange pursuant to the terms and conditions of the applicable exchange offer after the early participation date but at or prior to the expiration date.

Each exchange offer is being conducted by American Express upon the terms and subject to the conditions set forth in the confidential offering circular and related letter of transmittal. The exchange offers are only made, and copies of the offering documents will only be made available, to holders of old notes that have certified their status as (1) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933, as amended or (2)(A) a person other than a “U.S. person” as defined in Rule 902 under the Securities Act and (B) if resident and/or located in any Member State of the European Economic Area that has implemented provisions of the Directive 2003/71/EC (as amended, including pursuant to Directive 2010/73/EU, the “Prospectus Directive”), a qualified investor as defined in Article 2.1(e) of the Prospectus Directive (each, an “Eligible Holder”).

Each exchange offer is subject to the condition that a minimum of $500 million aggregate principal amount of new notes of the relevant series be issued in exchange for old notes of the relevant series, as well as certain other conditions as described in the confidential offering circular.

The exchange offers have not been registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. American Express will enter into registration rights agreements with respect to each series of the new notes.

Documents relating to the exchange offers will only be distributed to holders of the old notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the old notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/axp or contact D.F. King & Co., Inc., the information agent for the exchange offers, by calling toll-free (800) 549-6697 or at (212) 269-5550 (banks and brokerage firms).

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offers are being made solely by the confidential offering circular and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive, qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).  The new notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new notes will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

This press release contains forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. American Express undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, whether or not American Express will ultimately consummate the exchange offers, the satisfaction of the conditions described in the confidential offering circular and market conditions.

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services:  charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card

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CONTACTS:

Investors/Analysts:
Ken Paukowits, ken.f.paukowits@aexp.com, +1.212.640.6348

Fixed Income Investor Relations:
Vivian Zhou, vivian.y.zhou@aexp.com, +1.212.640.6182